POWER OF ATTORNEY
For Executing Forms 3, 4 and 5
The undersigned hereby constitutes and appoints each of David L. Watza or Michelle O. Wright, acting singly, as his true and lawful attorney-in-fact to:
1.execute for and on behalf of the undersigned
Forms 3, 4 and 5 in accordance with Section 16(a)
of the Securities Exchange Act of 1934 and the rules thereunder; and Securities Exchange Act of 1934 and the rules thereunder; and
2.do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete
the execution of any such Form 3, 4 or 5 and the timely
filing of such form with the United States Securities and
Exchange Commission and any other person or authority.
The undersigned hereby grants to each such attorney-in-fact
full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be
done in the exercise of any of the rights and powers
herein granted, with full power of substitution or
revocation, hereby ratifying and confirming all that such
attorney-in-fact, or his substitute or substitutes,
shall lawfully do or cause to be done by virtue
of this power of attorney and the rights and powers herein
granted.  The undersigned acknowledges that the
above-named attorneys-in-fact, in serving in such
capacity at the request of the undersigned,
are not assuming any of the undersigneds responsibilities
to comply with Section 16 of the Securities Exchange Act of 1934.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 28th day of August 2017.
/s/ Richard J. Van Valkenburg
Signature